Exhibit 10.04

                                SCANA CORPORATION

                      KEY EXECUTIVE SEVERANCE BENEFITS PLAN






                             as amended and restated
                                 effective as of
                                  July 1, 2001











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                                SCANA CORPORATION

                      KEY EXECUTIVE SEVERANCE BENEFITS PLAN

                                TABLE OF CONTENTS

                                                                   Page


SECTION 1.   ESTABLISHMENT AND PURPOSE..............................1

   1.1   ESTABLISHMENT AND HISTORY OF THE PLAN......................1
   1.2   DESCRIPTION OF THE PLAN....................................1
   1.3   PURPOSE OF THE PLAN........................................1

SECTION 2.  DEFINITIONS.............................................2

   2.1   DEFINITIONS................................................2
   2.2   GENDER AND NUMBER..........................................4

SECTION 3.   ELIGIBILITY AND PARTICIPATION..........................5

   3.1   ELIGIBILITY................................................5
   3.2   TERMINATION OF PARTICIPATION...............................5

SECTION 4.   BENEFITS...............................................6

   4.1   RIGHT TO KESBP BENEFITS....................................6
   4.2   DESCRIPTION OF KESBP BENEFITS..............................6
   4.3   GROSS-UP PAYMENTS..........................................7
   4.4   TAX COMPUTATION............................................7
   4.5   FORM AND TIMING OF KESBP BENEFITS..........................7
   4.6   NO SUBSEQUENT RECALCULATION OF PLAN LIABILITY..............7
   4.7   BENEFITS UNDER OTHER PLANS.................................8

SECTION 5.  BENEFICIARY DESIGNATION.................................9

   5.1   DESIGNATION OF BENEFICIARY.................................9
   5.2   DEATH OF BENEFICIARY.......................................9
   5.3   INEFFECTIVE DESIGNATION....................................9

SECTION 6.  GENERAL PROVISIONS.....................................11

   6.1   CONTRACTUAL OBLIGATION....................................11
   6.2   UNSECURED INTEREST........................................11
   6.3   "RABBI" TRUST.............................................11
   6.4   EMPLOYMENT/PARTICIPATION RIGHTS...........................11
   6.5   NONALIENATION OF BENEFITS.................................12
   6.6   SEVERABILITY..............................................12
   6.7   NO INDIVIDUAL LIABILITY...................................12
   6.8   APPLICABLE LAW............................................12

SECTION 7.  PLAN ADMINISTRATION, AMENDMENT AND TERMINATION.........13

   7.1   IN GENERAL................................................13
   7.2   CLAIMS PROCEDURE..........................................13
   7.3   FINALITY OF DETERMINATION.................................13
   7.4   DELEGATION OF AUTHORITY...................................13
   7.5   EXPENSES..................................................13
   7.6   TAX WITHHOLDING...........................................13
   7.7   INCOMPETENCY..............................................13
   7.8   NOTICE OF ADDRESS.........................................14
   7.9   AMENDMENT AND TERMINATION.................................14

SECTION 8.  EXECUTION..............................................15





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                                SCANA CORPORATION

                      KEY EXECUTIVE SEVERANCE BENEFITS PLAN

                            (As Amended and Restated)


                      SECTION 1. ESTABLISHMENT AND PURPOSE

1.1 Establishment and History of the Plan. SCANA Corporation established, effective February 28, 1990, a plan for certain senior executives known as the "SCANA Corporation Key Executive Severance Benefits Plan" (the "Plan"). The Plan has been amended from time to time after its initial adoption for various design and administrative changes. The Plan was amended and restated effective as of October 21, 1997 to include various administrative provisions and to clarify certain provisions regarding a Change in Control. Effective as of July 1, 2001, the Plan is being amended and restated as set forth herein to reflect various changes in the manner in which the benefits under the Plan are calculated and other administrative changes.

1.2 Description of the Plan. This Plan is intended to constitute an unfunded plan that is established primarily for the purpose of providing certain benefits for a select group of management or highly compensated employees in the event of a Change in Control.

1.3 Purpose of the Plan. The purpose of this Plan is to advance the interests of the Company by providing highly qualified Company executives and other key personnel with an assurance of equitable treatment in terms of compensation and economic security and to induce continued employment with the Company in the event of certain spin-offs, divestitures, or an acquisition or other Change in Control. The Corporation believes that an assurance of equitable treatment will enable valued executives and key personnel to maintain productivity and focus during a period of significant uncertainty inherent in such situations and that a compensation plan of this kind will aid the Company in attracting and retaining the highly qualified professionals who are essential to its success.





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                             SECTION 2. DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided herein or unless a different meaning is plainly required by the context, and when the defined meaning is intended, the term is capitalized:

         (a) "Agreement" means a contract between an Eligible Employee and the Company permitting the Eligible Employee to participate in the Plan and delineating the benefits (if any) that are to be provided to the Eligible Employee in lieu of or in addition to the benefits described under the terms of this Plan.

         (b) "Base Salary" means the base rate of compensation payable to a Participant as annual salary, not reduced by any pre-tax deferrals under any tax-qualified plan, non-qualified deferred compensation plan, qualified transportation fringe benefit plan under Code Section 132(f), or cafeteria plan under Code Section 125 maintained by the Company, but excluding amounts received or receivable under all incentive or other bonus plans.

         (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         (d) "Beneficiary" means any person or entity who, upon the Participant's death, is entitled to receive the Participant's benefits under the Plan in accordance with Section 5 hereof.

         (e)      "Board" means the Board of Directors of the Corporation.
                   -----

         (f) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                  (i) Any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d)) is or becomes the Beneficial Owner, directly or indirectly, of twenty five percent (25%) or more of the combined voting power of the outstanding shares of capital stock of the Corporation;

                  (ii) During any period of two (2) consecutive years (not including any period prior to December 18, 1996) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

                  (iii) The issuance of an Order by the Securities and Exchange Commission (SEC), under Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), authorizing a third party to acquire five percent (5%) or more of the Corporation's voting shares of capital stock;

                  (iv) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting shares of capital stock of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

                  (v) The shareholders of the Corporation approve a plan of complete liquidation, or the sale or disposition of South Carolina Electric & Gas Company (hereinafter SCE&G), South Carolina Pipeline Corporation, or any subsidiary of the Corporation designated by the Board as a "Material Subsidiary," but such event shall represent a Change in Control only with respect to a Participant who has been exclusively assigned to SCE&G, South Carolina Pipeline Corporation, or the affected Material Subsidiary.

         (g)      "Code" means the Internal Revenue Code of 1986, as amended.
                   ----

         (h) "Committee" means the Management Development and Corporate Performance Committee of the Board. Any references in this Plan to the "Committee" shall be deemed to include references to the designee appointed by the Committee under Section 7.4.

         (i) "Company" means the Corporation and any subsidiaries of the Corporation and their successor(s) or assign(s) that adopt this Plan through execution of Agreements with any of their Employees or otherwise. When the term "Company" is used with respect to an individual Participant, it shall refer to the specific company at which the Participant is employed, unless otherwise required by the context.

         (j) "Corporation" means SCANA Corporation, a South Carolina corporation, or any successor thereto.


         (k) "Eligible Employee" means an Employee who is employed by the Company in a high-level management or administrative position, including employees who also serve as officers of the Company.

         (l) "Employee" means a person who is actively employed by the Company and who falls under the usual common law rules applicable in determining the employer-employee relationship.

      (m)  Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

      (n)  KESBP Benefit" means the benefits as provided in Section 4 herein.
           -------------

      (o) Participant" means any Eligible Employee who is participating in the Plan in accordance with the provisions herein set forth.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine and the feminine shall include the masculine, and the use of any term herein in the singular may also include the plural and the plural shall include the singular.


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                    SECTION 3. ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. An Eligible Employee shall become a Participant in the Plan when selected for such participation by the Corporation's Chief Executive Officer, in a writing signed by him. Once a Participant is selected for participation, the Participant shall remain covered under the Plan, subject to the termination of participation provisions under Section 3.2.

3.2 Termination of Participation. Once a Participant is selected for participation in the Plan under Section 3.1, the Participant shall remain covered hereunder until the earliest of (i) the date the Participant is notified, in a writing signed by the Corporation's Chief Executive Officer, that the Participant is no longer covered by the provisions of this Plan; (ii) the date upon which the Participant's employment terminates for any reason; or (iii) the date of termination of the Plan.



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                               SECTION 4. BENEFITS

4.1 Right to KESBP Benefits. A Participant shall be entitled to receive from the Corporation KESBP Benefits as described in Sections 4.2 and 4.3 upon the occurrence of a Change in Control. The amount of all KESBP Benefits described in Sections 4.2 and 4.3 shall be calculated by the Committee in its sole discretion.

4.2 Description of KESBP Benefits. Upon a Change in Control, the Corporation shall pay to, and provide, each Participant with the following:

         (a)      An amount intended to approximate three (3) times the sum of:
(i) the Participant's annual Base Salary in effect as of the Change in Control, and (ii) the Participant's full targeted annual incentive opportunity in effect as of the Change in Control;

         (b) An amount equal to the present value of the Participant's accrued benefit, if any, under the SCANA Corporation Supplemental Executive Retirement Plan (the Participant's SERP cash balance account), determined prior to any offset for amounts payable under the SCANA Corporation Retirement Plan, and calculated as of the date of the Change in Control, increased by the amount under (i) and reduced by the amount under (ii):

                  (i) an amount equal to the present value of the additional projected pay credits and periodic interest credits to which the Participant would otherwise become entitled under the terms of the SCANA Corporation Retirement Plan (disregarding any Code limitations affecting the amount of benefits that may be provided under such plan) assuming that (A) the Participant remained employed through the date the Participant would have attained age 65,
(B) the rate of interest used in determining the periodic interest credits shall remain unchanged from the rate in effect immediately prior to the Change in Control to the date the Participant would have attained age 65, and (C) the relevant salary increase and Social Security wage base assumptions set forth in the SCANA Corporation Retirement Plan shall apply from the date of the Change in Control to the date the Participant would have attained age 65.

                  (ii) an amount equal to the Participant's cash balance account under the SCANA Corporation Retirement Plan as of the date of the Change in Control.

         For purposes of calculating the foregoing amounts, "present value" shall be determined using the same methods and assumptions in effect under the SCANA Corporation Retirement Plan, immediately prior to the Change in Control.

         (c) An amount equal to the total cost of coverage for medical coverage, long-term disability coverage, and LifePlus or other life insurance coverage, so as to provide substantially the same level of coverage and benefits enjoyed as if the Participant continued to be an employee of the Company for three (3) full years after the effective date of the Change in Control.

4.3 Gross-Up Payments. In addition to the benefits described in Section 4.2 payable to each Participant or his Beneficiary (referred to as each Participant's "KESBP Benefit"), upon a Change in Control, the Corporation shall pay to the Participant an amount (the "Gross-Up Payment") such that the net amount retained by each Participant after deduction of any excise tax imposed by
Section 4999 of the Code (or any similar tax that may hereafter be imposed) on the KESBP Benefit, the Participant's benefit under the Performance Share Award portion of the SCANA Corporation Long-Term Equity Compensation Plan (or any predecessor plan thereto) payable in connection with the Change in Control (the "Performance Share Benefit"), and the Gross-Up Payment (the "Excise Tax") and any federal, state, and local income tax and Excise Tax upon the Participant's KESBP Benefit, the Performance Share Benefit, and the Gross-Up Payment provided for by this Section 4.3 shall be equal to the sum of (i) the value of the KESBP Benefit otherwise payable hereunder and (ii) the value of the Performance Share Benefits paid to the Participant under the Long-Term Equity Compensation Plan (or any predecessor plan thereto) on account of the change in control provisions of that plan (or its predecessor).

4.4 Tax Computation. For purposes of determining the amount of the Gross-Up Payment referred to in Section 4.3, whether any of a Participant's KESBP Benefit or Performance Share Benefit (as defined in Section 4.3) will be subject to the Excise Tax, and the amounts of such Excise Tax: (i) there shall be taken into account all other payments or benefits received or to be received by a Participant in connection with a Change in Control of the Corporation (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Corporation, any person whose actions result in a Change in Control of the Corporation or any person affiliated with the Corporation or such person); and (ii) the amount of any Gross-Up Payment payable with respect to any Participant (or his Beneficiary) by reason of such payment shall be determined in accordance with a customary "gross-up formula," as determined by the Committee in its sole discretion.

4.5 Form and Timing of KESBP Benefits. All payments under this Plan shall be made by the Corporation (or to the extent assets are transferred to the SCANA Corporation Executive Benefit Plan Trust by the trustee of such trust in accordance with the trust's terms) to the Participant (or his Beneficiary) in the form of a single lump sum cash payment as soon as practicable following the Change in Control, but in no event later than the date specified by the terms of the SCANA Corporation Executive Benefit Plan Trust.

4.6 No Subsequent Recalculation of Plan Liability. The Gross-Up Payments described in Sections 4.3 and 4.4 are intended and hereby deemed to be a reasonably accurate calculation of each Participant's actual income tax and Excise Tax liability under the circumstances (or such tax liability of his Beneficiary), the payment of which is to be made by the Corporation or any "rabbi trust" established by the Corporation for such purposes. All such calculations of tax liability shall not be subject to subsequent recalculation or adjustment in either an underpayment or overpayment context with respect to the actual tax liability of the Participant (or his Beneficiary) ultimately determined as owed.

4.7 Benefits Under Other Plans. Subject to the terms of a Participant's Agreement, any other amounts due the Participant or his Beneficiary under the terms of any other Company plans or programs are in addition to the payments under this Plan.


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                       SECTION 5. BENEFICIARY DESIGNATION

5.1      Designation of Beneficiary.
         --------------------------

         (a) A Participant shall designate a Beneficiary or Beneficiaries who, upon the Participant's death, are to receive the amounts that otherwise would have been paid to the Participant. All designations shall be in writing and signed by the Participant. The designation shall be effective only if and when delivered to the Corporation during the lifetime of the Participant. The Participant also may change his Beneficiary or Beneficiaries by a signed, written instrument delivered to the Corporation. The payment of amounts shall be in accordance with the last unrevoked written designation of Beneficiary that has been signed and delivered to the Corporation. All Beneficiary designations shall be addressed to the Secretary of SCANA Corporation and delivered to his office, and shall be processed as indicated in subsection (b) below by the Secretary or by his authorized designee.

         (b) The Secretary of SCANA Corporation (or his authorized designee) shall, upon receipt of a Participant's Beneficiary designation:

                  (i) ascertain that the designation has been signed, and if it has not been, return it to the Participant for his signature; and

                  (ii) if signed, stamp the designation "Received," indicate the date of receipt, and initial the designation in the proximity of the stamp.

5.2      Death of Beneficiary.
         --------------------

         (a) In the event that all of the Beneficiaries named in Section 5.1 predecease the Participant, the amounts that otherwise would have been paid to said Beneficiaries shall, where the designation fails to redirect to alternate Beneficiaries in such circumstance, be paid to the Participant's estate as the alternate Beneficiary.

         (b) In the event that two or more Beneficiaries are named, and one or more but less than all of such Beneficiaries predecease the Participant, each surviving Beneficiary shall receive any dollar amount or proportion of funds designated or indicated for him per the designation under Section 5.1, and the dollar amount or designated or indicated share of each predeceased Beneficiary which the designation fails to redirect to an alternate Beneficiary in such circumstance shall be paid to the Participant's estate as an alternate Beneficiary.

5.3      Ineffective Designation.
         -----------------------

         (a) In the event the Participant does not designate a Beneficiary, or if for any reason such designation is entirely ineffective, the amounts that otherwise would have been paid to the Beneficiary shall be paid to the Participant's estate as the alternate Beneficiary.

         (b) In the circumstance that designations are effective in part and ineffective in part, to the extent that a designation is effective, distribution shall be made so as to carry out as closely as discernable the intent of the Participant, with result that only to the extent that a designation is ineffective shall distribution instead be made to the Participant's estate as an alternate Beneficiary.



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                          SECTION 6. GENERAL PROVISIONS

6.1 Contractual Obligation. It is intended that the Corporation is under a contractual obligation to make payments of a Participant's KESBP Benefits when due. Payment of KESBP Benefits shall be made out of the general funds of the Corporation as determined by the Board without any restriction of the assets of the Corporation relative to the payment of such contractual obligations; the Plan is, and shall operate as, an unfunded plan.

6.2 Unsecured Interest. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Corporation. To the extent that any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

6.3      "Rabbi" Trust